UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	001-37481	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Public Offering Underwriting Agreement and Warrants

On December 11, 2017, Pershing Gold Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and the underwriters named therein (the “Underwriters”), for whom Canaccord Genuity Corp., BMO Nesbitt Burns Inc., and Cantor Fitzgerald Canada Corporation are acting as representatives, relating to the issuance and sale (the “Public Offering”) of 2,430,000 shares of common stock of the Company (the “Offered Shares”) and associated four-tenth common stock warrants to purchase an aggregate of 972,000 shares of common stock of the Company (each whole common share warrant, a “Warrant”) at a price of $2.80 per Offered Share and associated four-tenth Warrant, before underwriting discounts (the “Offering Price”). Additionally, the Underwriters were granted a 30-day option to purchase up to an additional 364,500 shares of common stock at a purchase price of $2.468 per share and/or Warrants to purchase up to 145,800 shares of common stock at a purchase price of $0.136 per Warrant. The Warrants will be exercisable immediately at issuance at an exercise price of $3.40 per share and will expire on December 19, 2019, two years from the date of issuance. The Offered Shares and Warrants are immediately separable and will be issued separately.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Underwriters.  It also provides for customary indemnification by each of the Company and the Underwriters for certain losses or damages arising out of or in connection with the sale of the Offered Shares and Warrants.

The Public Offering, including issuance of the Offered Shares and Warrants, is expected to close on or about December 19, 2017.  The Offered Shares and Warrants are being offered and sold to the public pursuant to the Company’s effective shelf registration statement on Form S-3 and accompanying prospectus (File No. 333-211910), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 29, 2016, and a preliminary prospectus supplement and final prospectus supplement filed with the SEC on December 11, 2017 and December 13, 2017, respectively.

Private Placement Subscription Agreements, Warrants and Registration Rights Agreement

On December 11, 2017, concurrently with the Public Offering, the Company entered into subscription agreements with certain existing shareholders and other investors with whom the Company or its directors have an existing relationship, including director and significant shareholder Barry Honig (the “Private Purchasers”), whereby the Private Purchasers have agreed to purchase from the Company at the Offering Price, subject to the description below, through a private placement (the “Private Placement”) to be completed concurrently with the Public Offering, 2,347,242 shares of common stock of the Company (the “Private Placement Shares”) and associated four-tenth common stock warrants to purchase an aggregate of 938,897 shares of common stock of the Company (each whole common share warrant, a “Private Placement Warrant”). The Private Placement will be conducted on the same price and terms as the Public Offering, subject to the issuance of 990,099 Private Placement Shares and associated Private Placement Warrants to Mr. Honig for a purchase price of $3.03 per combined Private Placement Share and Private Placement Warrant, in order to comply with NASDAQ Rule 5635(c).

In connection with the Private Placement, the Company entered into a Registration Rights Agreement, effective as of the closing (the “Registration Rights Agreement”), with the Private Purchasers which will require the Company to file a registration statement under the Securities Act to register the resale of the Private Placement Shares and common stock underlying the Private Placement Warrants. The Registration Rights Agreement also contains piggyback registration rights requiring the Company to include such shares under certain circumstances in future registration statements that may be filed by the Company.

The Private Placement Shares and the Private Placement Warrants will be sold pursuant to an exemption from registration pursuant to Section 4(a)(2) and/or Regulation D under the Securities Act of 1933, as amended (the “U.S. Securities Act”). The Public Offering and the Private Placement are contingent on the completion of the other and are expected to close concurrently.

The foregoing summary of the terms of the Underwriting Agreement, the Warrants, the Subscription Agreements, the Private Placement Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, Form of Warrant, Form of Private Placement Warrant, Form of Subscription Agreement and the Registration Rights Agreement, which are attached hereto as Exhibits 1.1, 4.1, 4.2, 10.1 and 10.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

In the Private Placement, the Company will sell the Private Placement Shares and the Private Placement Warrants, subject to adjustment in the event of stock dividends, recapitalizations or certain other transactions, for aggregate gross proceeds of approximately $6.8 million, excluding placement agent fees of approximately $476,000.

The Company deems the Private Placement issuance to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering. The investors are “accredited investors” as such term is defined in Regulation D. This current report shall not constitute an offer to sell or the solicitation of an offer to buy the Private Placement Shares, the Private Placement Warrants or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, by and among Pershing Gold Corporation and the underwriters named therein, for whom Canaccord Genuity Corp., BMO Nesbitt Burns Inc., and Cantor Fitzgerald Canada Corporation are acting as representatives, dated as of December 11, 2017.
4.1	Form of Warrant
4.2	Form of Private Placement Warrant
5.1	Opinion of Davis Graham & Stubbs LLP
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller